INVESTOR CONTACT: Deirdre Blackburn (610) 293-0600

SAFEGUARD PRICES OFFERING OF
$125 MILLION OF CONVERTIBLE SENIOR DEBENTURES

Wayne, PA, February 12, 2004 – Safeguard Scientifics, Inc. (NYSE: SFE) has priced the private placement of $125 million aggregate principal amount of its 2.625% convertible senior debentures due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The debentures will be convertible, subject to certain conditions, into Safeguard’s common stock at an initial conversion rate of 138.5540 shares per $1,000 principal amount of the debentures, which is equal to a conversion price of approximately $7.22 per share, subject to adjustment in certain circumstances. The initial conversion price represents a 38% premium over the last reported sale price of Safeguard’s common stock on the New York Stock Exchange on February 11, 2004, which was $5.23 per share.

The Company also granted the initial purchaser of the debentures a 30-day option to purchase up to an additional $25 million aggregate principal amount of the debentures. The private placement of the debentures is expected to close on February 18, 2004, subject to customary closing conditions.

The Company intends to use all of the net proceeds of this offering to repay a portion of the indebtedness outstanding under its 5% Convertible Subordinated Notes due June 15, 2006, which may be by redemption or one or more privately-negotiated transactions.

The debentures will be offered only to “qualified institutional buyers,” in accordance with Rule 144A under the Securities Act. The debentures and the shares of common stock issuable upon conversion of the debentures have not been registered under the Securities Act or the securities or blue sky laws of any jurisdiction and may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act and the applicable securities or blue sky laws of any other jurisdictions. This press release shall not constitute an offer to sell or a solicitation to buy any of these debentures, shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful and is issued pursuant to Rule 135c under the Securities Act.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements include Safeguard’s intention to raise proceeds through the offering and sale of the convertible senior debentures. The closing of the sale of the debentures is subject to customary conditions. There can be no assurance that Safeguard will complete the sale of the debentures. Safeguard’s ability to complete the offering will depend, among other things, on market conditions. In addition, Safeguard’s business is subject to risks. Factors that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, labor disputes, and the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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NOTE TO EDITORS: Safeguard is a service mark of Safeguard Scientifics, Inc.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com